UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2007
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota (State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota		55432
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (763) 514-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURES

Item 7.01. Regulation FD Disclosure.
On October 15, 2007, Medtronic, Inc. announced that it had voluntarily suspended worldwide distribution of the Sprint Fidelis family of defibrillation leads, furnished a press release with the securities and exchange commission on a prior current report on form 8-K, and hosted an investor webcast. During that webcast and contemporaneously with this filing, Gary L. Ellis, Senior Vice President and Chief Financial Officer of Medtronic, made the following statements:
•	In terms of the impact on fiscal second quarter revenues, there are a number of factors to consider. There will likely be significant repercussions on the Japanese market because currently we have no other leads approved in this market.

•	In addition, we know that we will have meaningful product returns of the Fidelis lead that we will need to account for as revenue credits in our second quarter. Normally, we would be able to replace these leads with an alternative, but due to the Sprint Quattro supply limitations, we will not be able to resupply the customer’s inventory levels until later this fiscal year. It is difficult to estimate the level of Fidelis inventory held by our customers, but it will result in a significant revenue reversal in our second quarter.

•	The currently limited Sprint Quattro supply will also have a potentially significant impact on revenue over the final two weeks of our second quarter and the early part of the third quarter. European tenders and customer bulk purchase orders will either have to be adjusted to reflect today’s decision or in many cases may not be able to be filled at this time due to the limited Sprint Quattro supply.

•	With all of these factors taken together, we currently estimate the revenue impact in the second quarter to be in the range of $150 to $250 million.

•	In terms of inventory write offs, we currently estimate an impact of approximately $15 to $20 million in the second quarter. We also anticipate other direct costs associated with this action in the range of $10 to $20 million.
All statements are made as of the date of this current report on form 8-K, and Medtronic undertakes no duty to update such statements. The statements above are forward-looking statements and subject to risks and uncertainties such as those described in Medtronic's Annual Report on Form 10-K for the year ended April 27, 2007. Actual results may differ materially from the above statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.

Date: October 15, 2007	By	/s/ Terrance L. Carlson Terrance L. Carlson
Senior Vice President, General Counsel and
Corporate Secretary